NuScale’s Emergency Planning Zone boundary methodology validated by the U.S. Nuclear Regulatory Commission Advisory Committee on Reactor Safeguards Approved methodology enables NuScale’s unparalleled safety to merit a smaller Emergency Planning Zone for potential locations PORTLAND, Ore. – NuScale Power LLC (NuScale) announced today that the U.S. Nuclear Regulatory Commission’s (NRC) Advisory Committee on Reactor Safeguards (ACRS) issued letter ML22287A155, concurring with NRC staff, stating that the NuScale methodology for determining the appropriate size of the Emergency Planning Zone (EPZ) is acceptable for use by NuScale small modular reactor (SMR) power plants. This methodology will determine an EPZ that provides the same level of protection to the public as the 10 mile radius EPZs used for existing U.S. nuclear power plants and is approved only for the NuScale SMR design, further demonstrating NuScale’s unparalleled safety. The EPZ is the area surrounding a U.S. nuclear power plant, where special considerations and management practices are pre-planned and exercised in case of an emergency. Using this approved method, an EPZ that is limited to the site boundary of the power plant is achievable for a wide range of potential plant sites where a NuScale VOYGR™ SMR power plant could be located. The significance of a NuScale plant with an EPZ limited to the site boundary is the NuScale plant can better accommodate siting of process heat off-takers, businesses, and housing in close proximity, and significantly reduces ownership costs to facilitate a plant’s emergency plan. “Safety is NuScale’s priority, and on top of our design approval in 2020, this endorsement from a world-class regulator – the U.S. NRC – and the ACRS shows the global community our unmatched, innovative technology is first and foremost safe,” said John Hopkins, NuScale President and Chief Executive Officer. “This also means NuScale’s game-changing technology can be sited where its needed most – powering our economy, communities, and lives.” The smaller EPZ underscores the inherent, already-proven safety of NuScale’s design. NuScale's comprehensive safety features are incorporated to provide stable long-term nuclear core cooling under all conditions, including severe accidents, and NuScale’s Triple Crown For Nuclear Plant Safety™ design safely shuts down and self-cools, indefinitely with no operator action, AC or DC power, or additional water –a first for light water reactor technology.

About NuScale Power NuScale Power Corporation (NYSE: SMR) is poised to meet the diverse energy needs of customers across the world. It has developed small modular reactor (SMR) nuclear technology to supply energy for electrical generation, district heating, desalination, commercial-scale hydrogen production and other process heat applications. The groundbreaking NuScale Power Module™ (NPM), a small, safe pressurized water reactor, can generate 77 megawatts of electricity (MWe) and can be scaled to meet customer needs. NuScale’s 12-module VOYGR™-12 power plant is capable of generating 924 MWe, and NuScale also offers four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe) power plants, as well as other configurations based on customer needs. Founded in 2007, NuScale is headquartered in Portland, Ore., and has offices in Corvallis, Ore.; Rockville, Md.; Charlotte, N.C.; Richland, Wash.; and London, UK. To learn more, visit NuScale Power's website or follow us on Twitter, Facebook, LinkedIn and Instagram. Forward Looking Statements This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Actual results may differ materially as a result of a number of factors. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. NuScale specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing NuScale’s assessments as of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Media Contacts Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (C) (503) 270-9329